EXHIBIT 99.1


FOR IMMEDIATE RELEASE                    Contact: Glenn R. Morgan 312-372-6300
                                         Web Site: www.hartmarx.com


           $200 MILLION SENIOR CREDIT FACILITY EXTENDED FOR 3 YEARS;
                            INTEREST RATES LOWERED


CHICAGO, January 5, 2005 - - Hartmarx Corporation (NYSE: HMX) today announced that it has extended its $200 million Senior Credit Facility (the "Facility") for three additional years. The Facility, originally entered into on August 31, 2002 with a maturity on February 28, 2006, has now been extended through February 28, 2009. The Company also retains its option to extend the term for an additional year, to February 28, 2010.

         The effect on interest rates is to lower the Company's interest rate spread by 75 basis points for LIBOR borrowings and 25 basis points on prime rate borrowings. Interest rates on the Facility continue to be based on a spread in excess of LIBOR or prime as the benchmark rate and on the level of excess availability. In addition, the annualized rate on outstanding letters of credit, pursuant to the Facility's $50 million sub-facility, was reduced by 25 basis points.

         Homi Patel, chairman and chief executive officer of Hartmarx, commented, "Our improved balance sheet and earnings have enabled us to enter into this extension, which is expected to reduce our interest expense in 2005 in spite of anticipated increases to the benchmark interest rates."

         For the year ended November 30, 2004, average borrowings under the Facility were $81 million and the weighted average interest rate was 3.8%. Eligible receivables and inventories provide the principal collateral for the borrowings, along with certain other tangible and intangible assets of the Company.

         Hartmarx produces and markets business, casual and golf apparel under its own brands including Hart Schaffner Marx, Hickey-Freeman, Palm Beach, Coppley, Cambridge, Keithmoor, Racquet Club, Naturalife, Pusser's of the West Indies, Royal, Brannoch, Riserva, Sansabelt, Exclusively Misook, Barrie Pace and Aura. In addition, the Company has certain exclusive rights under licensing agreements to market selected products under a number of premier brands such as Austin Reed, Tommy Hilfiger, Kenneth Cole, Burberry men's tailored clothing, Ted Baker, Bobby Jones, Jack Nicklaus, Claiborne, Pierre Cardin, Perry Ellis, Jeffrey Banks, Jhane Barnes, Andrea Jovine, Lyle & Scott, Golden Bear and Starington. The Company's broad range of distribution channels includes fine specialty and leading department stores, value-oriented retailers and direct mail catalogs.

         The comments set forth above contain forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should" or "will" or the negatives thereof or other comparable terminology. Forward-looking statements are not guarantees as actual results could differ materially from those expressed or implied in such forward-looking statements as a result of certain factors, including those factors set forth in Hartmarx's filings with the Securities and Exchange Commission ("SEC"). The statements could be significantly impacted by such factors as the level of consumer spending for men's and women's apparel, the prevailing retail environment, the Company's relationships with its suppliers, customers, licensors and licensees, actions of competitors that may impact the Company's business, possible acquisitions and the impact of unforeseen economic changes, such as interest rates, or in other external economic and political factors over which the Company has no control. The reader is also directed to the Company's periodic filings with the SEC for additional factors that may impact the Company's results of operations and financial condition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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